EXHIBIT 10.2

                             ENGINEERING ANIMATION, INC.

                                STOCK OPTION PLAN

              (As Amended and Restated Effective February 10, 1999)

         1. Purpose. The purpose of Engineering Animation, Inc. Stock Option Plan (the "Plan"), as hereinafter set forth, is to enable Engineering Animation, Inc., a Delaware corporation (the "Company"), to attract, retain and reward corporate officers and managerial and other significant employees, and non-employees (other than non-employee directors) who have an ongoing consultant or independent contractor relationship with the Company, by offering them an opportunity to have a greater proprietary interest in and closer identity with the Company and with its financial success.

         Options granted under this Plan may be incentive or non-qualified (collectively referred to as "Options"). Proceeds of cash or Company Stock received by the Company from the sale of Common Stock of the Company pursuant to Options granted under the Plan will be used for general corporate purposes.

         2. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Company who are appointed from time to time by said Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Participants' individual option agreements (which need not be identical) and to make such other determinations as it deems necessary or advisable in carrying out the administration of the Plan. All decisions of the Committee on matters within its jurisdiction shall be conclusive and binding. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director," as defined in Rule 16b-3 or in any successor definition adopted by the Securities and Exchange Commission. No member of the Board of Directors or the Committee shall be liable for any action taken or determination made in good faith.

         3. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (b) "Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

                           (i) Any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company, or other than a Person whose stock ownership is approved by a vote of two-thirds (2/3) of the Directors who are not affiliated with such Person), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) During any period of two consecutive fiscal years, individuals who at the beginning of such period constitute the Board of Directors (and any new Director, whose election the Board of Directors was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved), cease for any reason to constitute a majority thereof; or

                           (iii) The  stockholders  of the Company approve (a) a
                  plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation;

                           (iv) The Board of  Directors  agrees by a  two-thirds
                  (2/3) vote, that a Change in Control of the Company has occurred.

         However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the shares of the purchasing company; or (ii) ownership or equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors of the Company).

                  (c)      "Common Stock" shall mean the Company's $0.01 par
                            value common stock.

                  (d) "Person"  shall have the meaning  ascribed to such term in
         Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a group defined in Section 13(d).

         4. Eligibility. Options may be granted under this Plan to any employee of the Company or its subsidiaries whose participation the Committee determines is in the best interest of the Company, including employees who are officers and/or members of the Board of Directors, and to any nonemployee who is a consultant or independent contractor to the Company whose participation the Committee determines is in the best interests of the Company ("Participants"); provided, however, that no incentive options shall be granted to anyone who is not an employee of the Company and no non-employee member of the Board of Directors shall be eligible to receive any new Option grant hereunder. The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine the number of shares to be subject to each Option, the duration of each Option, the exercise price (Option price) under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and whether cash or Common Stock may be accepted in full or partial payment upon exercise of an Option. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant; provided, however, that no Option granted under this Plan may become exercisable prior to six (6) months following the date it is granted.

         5. Common Stock. The number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed, in the aggregate, 2,335,000 shares, subject to adjustment in accordance with the provisions of
Section 12 of the Plan; provided, however, the maximum number of shares of Common Stock with respect to which Options may be granted to any one individual in any calendar year may not exceed 500,000 shares.

         In the event that any Option granted under the Plan expires unexercised, is surrendered by a Participant for cancellation or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which Options may be granted under the Plan, the shares subject to such Option, or to the unexercised portion thereof, shall again become available for new Options to be granted under the Plan to any eligible Participant (including the holder of such former Option) at an Option price determined in accordance with Section 6(a) or Section 7(a) hereof, as appropriate, which price may then be greater or less than the Option price of such former Option. Any shares of Common Stock that are surrendered or withheld in payment of the exercise price of an Option or that are surrendered or withheld in satisfaction of any tax liabilities resulting from the exercise of an Option will be added to the aggregate number of shares of Common Stock available for new Option grants hereunder.

         6. Required Terms and Conditions of Incentive Options. The incentive options granted under this Plan are intended to be "incentive stock options" within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of each incentive option granted shall be interpreted in a manner consistent with Section 422 and with all valid regulations issued thereunder. Such incentive options shall be granted in such form and upon such terms and conditions, including provisions as to the treatment of outstanding incentive options upon the occurrence of a Change in Control, as the Committee shall from time to time determine, subject to the general provisions of the Plan, and the following specific rules:

                  (a) Option Price. The purchase price per share of Common Stock subject to an incentive option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value per share of Common Stock at the time the incentive option is granted. However, if an eligible Participant on the date that an option is granted owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the purchase price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the incentive option is granted; provided further, however, that the incentive option price shall in no event be less than the par value of the Common Stock subject to such incentive option. See Section 8 below for determination of "Fair Market Value."

                  (b) Maximum Term. Notwithstanding anything herein to the contrary, no incentive option shall be exercisable after the expiration of ten years from the date it is granted and no incentive option shall be exercisable after the expiration of five years in the case a Participant who at the time of grant owns (directly or indirectly, including the shares purchasable under such incentive option) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company.

                  (c) Time of Exercise. The Committee shall determine the duration of each incentive option and the time or times within which (during the term of the incentive option) all or portions of each incentive option may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

                  (d) Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the incentive options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

                  (e) Limitations on Dispositions. To retain incentive option tax treatment, stock received upon exercise of an incentive option may not be disposed of prior to the later of two years from the date the incentive option was granted or one year from the date the shares are transferred to the Participant upon exercise of the incentive option.

         7. Required Terms and Conditions of Nonqualified Options. The nonqualified options granted under the Plan shall be in such form and upon such terms and conditions, including provisions as to the treatment of outstanding nonqualified options upon the occurrence of a Change in Control, as the Committee shall from time to time determine, subject to the general provisions of the Plan, and the following specific rules:

                  (a) Option Price. The option price of each option to purchase Common Stock shall be 100% of the
         Fair Market Value per share of Common Stock at the date the option is granted.

                  (b) Maximum Term. No option shall be exercisable after the expiration of fifteen (15) years from the date it is granted, except as provided in Section 10(b), (c), (d) or (e).

                  (c) Time of Exercise. The Committee shall determine the duration of each Option and the time or times within which (during the term of Option) all or portions of each Option may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan; provided, however, that no Option granted under this Plan may become exercisable prior to six (6) months following the date it is granted.

         8. Fair Market Value. "Fair Market Value" shall be the amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

         9. Conversion and Modification. The Company retains the right to convert incentive options to nonqualified options. The Company may modify grants of options to Participants who are foreign nationals or employed outside the United States to fulfill Plan purposes and recognize differences in local law, tax policy and custom.

         10.      Expiration of Option.

                  (a) General Rule. Except with respect to Options expiring pursuant to Section 10(b), (c), (d) or (e), each Option shall expire on the first to occur of: (i) the tenth anniversary in the case of incentive Options, or the fifteenth anniversary in the case of nonqualified Options, of the date of grant thereof, or (ii) the expiration date or dates set forth in the applicable Option agreement.

                  (b) Expiration Upon Termination of Employment. Except with respect to Options expiring pursuant to Section 10(c), (d) or (e), an Option shall expire on the first to occur of the applicable date or dates determined pursuant to Section 10(a) or the date that the employment or relationship of the Participant with the Company terminates. Notwithstanding the preceding provisions of this Section 10(b), the Committee, in its sole discretion, may permit such a Participant to exercise an Option during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Committee permit such Participant to exercise an Option under this Section 10(b) after the expiration date computed under Section 10(a).

                  (c) Expiration Upon Disability or Death. If the employment or relationship of a Participant with the Company terminates by reason of disability (as determined in the discretion of the Committee) or by reason of death, his or her Options, if any, shall expire after the first to occur of the expiration date computed under Section 10(a) or the one-year anniversary of termination of employment or relationship by reason of disability or death.

                  (d) Expiration Upon Retirement. If the employment of a Participant with the Company terminates due to "retirement," as defined below, with the consent of the Committee, his or her Options, if any, shall expire on the first to occur of the applicable date or dates determined pursuant to Section 10(b). If a Participant who has so retired dies prior to exercising in full an Option which has not expired pursuant to the preceding sentence, then, notwithstanding the preceding sentence, his or her Options shall expire after the first to occur of the expiration date computed under Section 10(a) or the one-year anniversary of the date of the Participant's death. "Retirement" for purposes of this Plan shall mean the termination of employment of a Participant with the Company on or after the date a Participant attains age 65.

                  (e) Expiration  Upon  Termination for Cause. If the employment or relationship of a Participant is terminated by the Company for substantial cause, the Participant's right to exercise his or her Options shall terminate at the time notice of termination of employment, or cancellation of relationship, is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

                           (i) The commission of an action against or in derogation of the interests of the Company which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

                           (ii) Divulging the Company's confidential information; or

                           (iii) The  performance of any similar action that the
                  Committee, in its sole discretion, may deem to be sufficiently injurious to the interest of the Company to constitute substantial cause for termination.

         11. Method of Exercise. Options may be exercised by giving written notice to the Corporate Secretary of the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. The exercise price of an Option shall be paid in full at the time that the Option, or any part thereof, is exercised. Subject to the approval of the Committee, payment may be made (i) in cash, (ii) through the surrender of previously acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option or the withholding of shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) a combination of (i) and (ii).

         12.      Adjustments.

                  (a) The aggregate number of shares of Common Stock with respect to which Options may be granted hereunder, the number of shares of Common Stock subject to each outstanding Option and the Option price per share for each such Option may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock of the Company resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, distribution of assets to stockholders, or the assumption and conversion of outstanding options in an acquisition of the Company; provided, however, that no adjustment in the number of shares with respect to which Options may be granted under the Plan or in the number of shares subject to outstanding Options shall be made except in the event that such adjustment, together with all respective prior adjustments which were not made as a result of this provision, involve a net change of more than 10%.

                  (b) Subject to any required action by the stockholders, if the
         Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled if the Participant actually owned the stock subject to the Option immediately prior to the time any such transaction became effective; provided, however, that all unexercised Options under the Plan may be canceled by the Company as of the effective date of any such transaction by giving notice to the holders thereof of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised Options in full (without regard to installment exercise limitations). This provision shall apply provided that the Participant is not terminated for cause.

                  (c) In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Participant shall have 30 days' prior written notice of such event, during which time the holder shall have a right to exercise the partly or wholly unexercised Option (without regard to installment exercise limitations).

                  (d) On the basis of information known to the Company, the Committee shall make all determinations under this Section 12, including whether a transaction involves a sale of substantially all the Company's assets, and all such determinations shall be conclusive and binding.

         13. Option Agreements. Each Participant shall agree to such terms and conditions in connection with the exercise of an Option, including restrictions on the disposition of the Common Stock acquired upon the exercise thereof, as the Committee may deem appropriate. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Committee at the time of exercise of an Option, each Participant shall execute a certificate indicating that he or she is purchasing the Common Stock under such Option for investment and not with any present intention to sell the same.

         14. Withholding of Taxes. Upon the exercise of an Option, the Company may deduct any Federal, state or local taxes required by law to be withheld with respect to such exercise. Any holder of an Option may elect to surrender shares of Common Stock previously acquired by the holder or to have the Company withhold shares that would have otherwise been issued to the holder pursuant to the exercise of an Option, the number of such withheld or surrendered shares to be sufficient to satisfy all or a portion of the income tax liability that arises upon such exercise.

         15. Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under Options granted under the Plan shall be subject to all applicable federal and state laws, regulations, rules and approvals. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option granted to or exercised by him or her until the date of delivery of a stock certificate to him or her for such shares. No adjustment other than pursuant to Section 12 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

         16. Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

         17. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided, that within 60 days after institution of any such action, suit or proceeding, Committee members shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         18. No Contract of Employment. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company to continue the employment or relationship of any Participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Participant.

         19. Termination and Amendment of Plan. No Incentive Options shall be granted under the Plan more than ten years after the date the Plan was adopted by the Board of Directors. The Board of Directors, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, the Board of Directors may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 12 hereof), and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

         20. Effective Date of Plan. The Plan as adopted by the Board of Directors and approved by stockholders was originally effective as of June 9, 1994 and was amended and restated as of January 1, 1996 and May 1, 1997. This amendment and restatement of the Plan is effective February 10, 1999, subject to the approval of the Company's stockholders.